                                                                      EXHIBIT 21

                          AERIAL COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                  SUBSIDIARIES OF AERIAL COMMUNICATIONS, INC.

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
                                                                                      STATE OF
                                                                                     INCORPORATION
                                                                                         OR
LEGAL NAME                                                                           ORGANIZATION
-----------------------------------------------------------------------------------  -----------
APT Columbus, Inc..................................................................   Delaware
APT Kansas City, Inc...............................................................   Delaware
APT Tampa/Orlando, Inc.............................................................   Delaware
APT Minneapolis, Inc...............................................................   Delaware
APT Houston, Inc...................................................................   Delaware
APT Pittsburgh Limited Partnership.................................................   Delaware
APT Alaska, Inc....................................................................   Delaware
APT Guam, Inc......................................................................   Delaware
APT Operating Company, Inc.........................................................   Delaware
APT Pittsburgh General Partner, Inc................................................   Delaware
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